United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

CHINA GREEN AGRICULTURE, INC.

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(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

__________People’s Republic of China 710065________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368_

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On March 8, 2012, China Green Agriculture, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (“Purchase Agreement”), with Tao Li, Chairman and Chief Executive Officer of the Company, pursuant to which the Company issued 63,158 shares of its Common Stock, par value $0.001 (the “Shares”) to Mr. Li. The purchase price for each Share is $4.75 and the aggregate purchase price for the Shares is $300,000.50.

The Company sold the Shares in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 10.1 to this report.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On March 8, 2012, the Company issued a press release relating to the transaction discussed in Items 1.01 and 3.02 above. A copy of the press release is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Item 8.01 of this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of March 8, 2012, by and among China Green Agriculture, Inc. and Mr. Tao Li.
99.1	Press Release, issued by China Green Agriculture, Inc., on March 8, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012	CHINA GREEN AGRICULTURE, INC.
(Registrant)

	By:	/s/ Ken Ren
Name: Ken Ren Title: Chief Financial Officer

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